John Hancock Investment Management Services, LLC 601 Congress Street Boston, MA 02210
May 22, 2008
To the Trustees of:
John Hancock Funds III
601 Congress Street
Boston, MA 02210

Re:	Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice
With reference to the Advisory Agreement dated September 21, 2005, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A, B, C, D and E hereto.
2. The Adviser has voluntarily agreed to waive its management fee as set forth in Appendix F.
3. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.
Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

By:	/s/ Charles Rizzo
Charles Rizzo
Senior Vice President

APPENDIX A
Fund Specific Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (i) taxes, (ii) portfolio brokerage commissions, (iii) interest, (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business, (v) advisory fees; (vi) Rule 12b-1 fees; (vii) transfer agency fees; (viii) blue sky fees; (ix) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust; and (x) printing and postage.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser agrees to reduce its advisory fee for a Fund, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds for the purposes of the Appendix A shall be as follows:

Fund:	Expense Limit
U.S. Core Fund	0.10%
International Core Fund	0.20%
Intrinsic Value Fund	0.08%
Growth Opportunities Fund	0.24%
Growth Fund	0.11%
International Growth Fund	0.18%
Value Opportunities Fund	0.09%
Global Shareholder Yield Fund	0.10%
Classic Value Mega Cap Fund	0.07%
This expense reimbursement shall continue in effect until June 30, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

A-1

APPENDIX B
Fund Specific Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (i) taxes, (ii) portfolio brokerage commissions, (iii) interest, (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business, (v) advisory fees; (vi) Rule 12b-1 fees; (vii) transfer agency fees; (viii) blue sky fees; (ix) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust; (x) printing and postage, and (xi) underlying fund expenses.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser agrees to reduce its advisory fee for a Fund, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds for the purposes of this Appendix shall be as follows:

Fund:	Expense Limit
International Allocation Portfolio	0.09%
This expense reimbursement shall continue in effect until June 30, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

B-1

APPENDIX C
Class Specific Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes, (ii) portfolio brokerage commissions, (iii) interest, (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; and (v) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.
The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

	Classes:
Fund:	A	B	C	R1	1	I	NAV
U.S. Core Fund	1.35%	2.05%	2.05%	1.45%	0.90%	0.95%	0.88%
Intrinsic Value Fund	1.35%	2.05%	2.05%	1.45%	0.90%	0.95%	0.86%
Growth Fund	1.40%	2.10%	2.10%	1.50%	0.95%	1.00%	0.91%
International Core Fund	1.70%	2.40%	2.40%	1.70%	1.15%	1.18%	1.12%
International Growth Fund	1.70%	2.40%	2.40%	1.70%	1.15%	1.20%	1.10%
Value Opportunities Fund	1.39%	2.09%	2.09%	1.49%	0.94%	0.99%	0.89%
Growth Opportunities Fund	1.54%	2.24%	2.24%	1.64%	1.09%	1.14%	1.04%
Global Shareholder Yield Fund	1.55%	2.25%	2.25%	1.60%	N/A	1.10%	1.05%
Classic Value Mega Cap Fund	1.37%	2.12%	2.12%	1.47%	N/A	0.97%	0.92%
Leveraged Companies Fund	1.35%	2.05%	2.05%	N/A	N/A	0.90%	N/A
Global Small Cap Opportunities Fund	1.65%	2.35%	2.35%	N/A	N/A	1.10%	N/A
This expense reimbursement shall continue in effect until June 30, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

C-1

APPENDIX D
Class Specific Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes, (ii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; and (iii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.
The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

	Classes:
Fund:	A	B	C	R	R1	R2	R3	R4	R5	I	ADV	NAV
Rainier Growth Fund	1.19%	2.04%	2.04%	1.89%	1.64%	1.39%	1.54%	1.24%	0.94%	0.89%	1.14%	—
This expense reimbursement shall continue in effect until April 28, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

D-1

APPENDIX E
Class Specific Expense Limitations
For purposes of this Appendix:
“Expenses” means all class specific expenses of a class of shares of a Fund which includes: (i) Rule 12b-1 fees, (ii) transfer agency fees, (iii) blue sky fees, (iv) printing and postage, and (v) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.
The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for each class of the Fund for the purposes of this Appendix shall be as follows:

	Classes:
Fund:	A	B	C	I
International Allocation Portfolio	0.50%	1.20%	1.20%	0.05%
This expense reimbursement shall continue in effect until June 30, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

E-1

APPENDIX F
Advisor Fee Voluntary Waiver
Fund Level
John Hancock Investment Management Services (the “Adviser”) is the investment adviser for the John Hancock International Allocation Portfolio (the “Fund”), receives a fee of 0.05% on assets invested in funds of John Hancock Funds II and John Hancock Funds III and 0.50% on all other investments.
The Fund invests in other mutual funds, of which some or all of the investments are mutual funds managed by the Adviser who receives an advisory fee for such services. The voluntary adviser fee waiver shall apply as follows:
The Adviser has voluntarily agreed to waive its advisory fees for the Fund so that the amount retained by the Adviser after payment of subadvisory fees, including Adviser fees collected on the underlying investments after payment of subadvisory fees, does not exceed 0.50% of the Fund’s average annual net assets.
This advisory fee waiver is voluntary and can be terminated at any time by the Adviser on notice to the Trust.

F-1